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                                                                    EXHIBIT 12.2


                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES
          COMPUTATION OF PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES
                      (In thousands, except ratio amounts)

                                                             Pro Forma
                                                    ----------------------------
                                                      Twelve           Nine
                                                      Months          Months
                                                       Ended           Ended
                                                    December 31,   September 30,
                                                       1997            1998
                                                    ------------   -------------

Pretax income                                         $220,001       $172,632

Add fixed charges as adjusted (from below)              19,115         14,440
                                                      --------       --------
    Earnings                                          $239,116       $187,072
                                                      --------       --------
Fixed charges:
  Interest expense:
    Interest on indebtedness                          $ 17,722       $ 13,582
    Capitalized                                          2,000          3,225
  Amortization of debt costs                               865            367
  Interest portion of rental expense                       528            491
                                                      --------       --------
  Fixed charges before adjustments                      21,115         17,665
  Less capitalized interest                             (2,000)        (3,225)
                                                      --------       --------
  Fixed charges as adjusted                           $ 19,115       $ 14,440
                                                      --------       --------
Ratio (earnings divided by fixed charges
  before adjustments)                                    11.32          10.59
                                                      --------       --------